Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of F-star Therapeutics, Inc of our report dated August 28, 2020 relating to the financial statements of F-star Therapeutics Limited, which appears in Spring Bank Pharmaceuticals, Inc.’s Registration Statement on Form S-4 (No. 333-248487).

/s/ PricewaterhouseCoopers LLP

Cambridge, United Kingdom

January 25, 2021

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of F-star Therapeutics, Inc of our report dated August 28, 2020 relating to the financial statements of F-star Biotechnologische Forschungs-und Entwicklungsges.m.b.H, which appears in Spring Bank Pharmaceuticals, Inc.’s Registration Statement on Form S-4 (No. 333-248487).

/s/ PricewaterhouseCoopers LLP

Cambridge, United Kingdom

January 25, 2021

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of F-star Therapeutics, Inc of our report dated August 28, 2020 relating to the financial statements of F-star Beta Limited, which appears in Spring Bank Pharmaceuticals, Inc.’s Registration Statement on Form S-4 (No. 333-248487).

/s/ PricewaterhouseCoopers LLP

Cambridge, United Kingdom

January 25, 2021